EXHIBIT 99.1

ChinaNet Online Holdings Hires New Chief Technology Officer

BEIJING, June 21, 2012 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) (the "Company"), a leading B2B (business to business) Internet technology company focusing on providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises ("SMEs") and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced that Yang Zhenghong has joined the Company as its Chief Technology Officer ("CTO") effective immediately. Mr. Yang will oversee ChinaNet's IT infrastructure and development roadmap.

"On behalf of the management and board, I would like to welcome Mr. Yang to ChinaNet," stated George Chu, Chief Operating Officer of ChinaNet Online Holdings, Inc. "One of his main responsibilities will be to deepen our strategic relationships with search engine partners in China. With in-depth knowledge of software and cloud computing, Mr. Yang will help us strengthen our brand in the SME space and accelerate the penetration of our target market - which is estimated to be 10% of the 40 million small businesses in China."

Prior to joining ChinaNet, Yang Zhenghong was responsible for enterprise content management software and cloud computing platform development and implementation at the IBM research lab in Silicon Valley from 1999 to 2011. He was the CTO of English Solution, Inc. from 1998 to 1999. Mr. Yang has a Master's degree in Computer Science from the State University of New York at Stony Brook. He was also the head of the next-generation Internet Access System National Engineering Laboratory of Cloud Computing Research Institute at Huazhong University of Science and Technology.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading B2B (business to business) Internet technology company focusing on providing O2O (online to offline) sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and Chuangye.com, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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